UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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INFORMATION ANALYSIS INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

March 26, 2015

Dear Shareholder,

We, the Board of Directors of Information Analysis Incorporated, cordially invite you to attend our 2015 annual meeting of shareholders to be held at 10:00 AM on Tuesday, May 5, 2015, at our offices at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.  The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Information Analysis Incorporated that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope.  We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Sandor Rosenberg
Chairman of the Board and
Chief Executive Officer

11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030	(703) 383-3000 (800) 829-7614 Fax: (703) 293-7979 www.infoa.com

March 26, 2015

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

TIME:	10:00 AM

DATE:	May 5, 2015

PLACE:	Information Analysis Incorporated
11240 Waples Mill Road, Suite 201
Fairfax, Virginia 22030

PURPOSES:

1.	The election of five (5) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.	An advisory vote to approve the Company's executive compensation for Named Executive Officers.

3.	An advisory vote to approve the frequency for holding an advisory vote on the Company's executive compensation for Named Executive Officers.

4.	To ratify the appointment of CohnReznick LLP an independent registered public accounting firm, as the company’s independent registered public accountants for the fiscal year ending December 31, 2015.

5.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Information Analysis Incorporated stock at the close of business on February 28, 2015. A list of shareholders of record will be available at the meeting and, during the ten (10) days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Richard S. DeRose
Secretary

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a completed proxy card.

INFORMATION ANALYSIS INCORPORATED
11240 WAPLES MILL ROAD, SUITE 201
FAIRFAX, VIRGINIA 22030

PROXY STATEMENT
For the 2015 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 5, 2015

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors ("Board") of Information Analysis Incorporated ("we," "IAI" or the "Company") for use at the 2015 Annual Meeting of Shareholders ("Annual Meeting") to be held on May 5, 2015 beginning at 10:00 am EDT at our principal executive offices located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, and at any adjournment or postponement of that meeting.  On or about March 26, 2015, we are either mailing or providing notice and electronic delivery of these proxy materials together with an annual report, consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the "2014 fiscal year"), and other information required by the rules of the Securities and Exchange Commission (the "SEC").

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 5, 2015

This proxy statement and our 2014 Annual Report are available for viewing, printing and downloading at www.infoa.com/investors.

You may request a copy of the materials relating to our annual meetings, including the proxy statement and form of proxy for our 2015 Annual Meeting and the 2014 Annual Report, at www.infoa.com/investors, by sending an email to our Investor Relations department at investor@infoa.com, or by calling (800) 829-7614 ext. 7901.

Internet Availability of Proxy Materials

Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We instead sent these shareholders a Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report and vote via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites shareholders’ receipt of proxy materials, lowers the costs of our Annual Meeting and helps to conserve natural resources.

Voting Instructions

If your shares are registered directly in your name with our transfer agent, Issuer Direct, the Internet Availability Notice was sent directly to you by the Company. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card which contains instructions on how to vote via the Internet or by telephone. For shareholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. The Internet and telephone voting facilities for shareholders of record will close at 12:00 a.m. EDT on May 5, 2015. If your shares are held in an account at a brokerage firm, bank, trust or other similar organization, like the vast majority of our shareholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee or other nominee that must be followed in order for your broker, bank, trustee or other nominee to vote your shares per your instructions. See the section below entitled “Abstentions and Broker Non-Votes” for additional information regarding the impact of abstentions and broker-non votes on the votes required for each proposal.

Revocability of Proxies

A holder of our common stock who has given a proxy may revoke it prior to its exercise either by giving written notice of revocation to the Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not itself revoke a proxy; however, any shareholder who attends the Annual Meeting may revoke a previously submitted proxy by voting in person. If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee or other nominee to revoke any prior voting instructions.

Proxy Voting

Subject to any revocation as described above, all common stock represented by properly executed proxies will be voted in accordance with the specifications on the proxy. If no such specifications are made, proxies will be voted as follows:

●	“FOR” the election of the five nominees for director;
●	“FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers;
●	“FOR” the approval, on an advisory basis, of the Company’s frequency for holding an advisory vote on the Company’s executive compensation for Named Executive Officers every one (1) year;
●	“FOR” ratification of the appointment of CohnReznick LLP as our independent registered public accountants for our fiscal year ending December 31, 2015.

As to any other matter that may be brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the person or persons voting the same.

Record Date, Outstanding Shares and Quorum

Only holders of our common stock of record at the close of business on February 28, 2015 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 11,201,760 shares of our common stock issued and outstanding, excluding 1,642,616 shares of common stock held as treasury stock by the Company. Shares of common stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each shareholder is entitled to one vote per share of common stock held on all matters to be voted on by our shareholders. The presence in person or by proxy at the Annual Meeting of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting shall constitute a quorum.

Proxy Solicitation

The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to shareholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. We have retained Issuer Direct Corporation to assist us with the distribution of proxies. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “Vote Required” section below.

“Broker non-votes” are shares present by proxy at the Annual Meeting and held by brokers or nominees as to which (i) instructions to vote have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter. If you are a beneficial owner of shares held in “street name” and you do not provide voting instructions to your broker, your shares may be voted on any matter your broker has discretionary authority to vote. Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers generally have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. The ratification of the appointment of an independent registered public accounting firm (the “independent auditor”) (Proposal 4) is considered a routine matter. Non-routine matters include the election of directors (Proposal 1) and executive compensation (Proposal 2 and Proposal 3). We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes”.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present in person or by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted.

Board Voting Recommendations

Our Board recommends that you vote your shares FOR the election of each of the five director nominees listed in Proposal 1 below; FOR the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers (Proposal 2); FOR the approval, on an advisory basis, of the Company’s frequency for holding an advisory vote on the Company’s executive compensation for Named Executive Officers every one (1) year (Proposal 3); and FOR the ratification of CohnReznick LLP as our independent registered public accountants for the fiscal year ending December 31, 2015 (Proposal 4).

Vote Required

Election of a director requires the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present. The five persons receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Since only affirmative votes count for this purpose, abstentions and broker non-votes will not affect the outcome of the voting on this proposal.

Although the vote for Proposals 2 and 3 are non-binding, the Board and the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we would consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

With respect to Proposal 4, the ratification of the appointment of our independent registered public accounting firm (the “independent auditor”) for the fiscal year ending December 31, 2015, a shareholder may mark the accompanying form of proxy card to (i) vote for the matter, (ii) vote against the matter, or (iii) abstain from voting on the matter. Because only a majority of shares actually voting is required to approve Proposal 4, abstentions and broker non-votes will have no effect on the outcome of the voting on any of these proposals.

The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting Results

We will announce the preliminary voting results at the conclusion of the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four (4) business days following the Annual Meeting.

Our Board encourages shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock held as of March 20, 2015 by each person who is known by us based on Schedule 13G, Schedule 13D, and Section 16(a) filings to beneficially own more than 5% of the outstanding shares of our common stock, and as of March 20, 2015 by (1) each current director and nominee for director; (2) each of the named executive officers listed in the Summary Compensation Table included elsewhere in this proxy statement; and (3) by all current directors and executive officers as a group:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class

Joseph P. Daly	1,428,737	12.8
497 Circle Freeway
Cincinnati, OH 45246

Traditions LP	1,000,000	8.9
924 Ridge Drive
McLean, VA 22101

Barry T. Brooks	735,043	6.6
3843 Jamestown Road
Springfield, OH 45502

SECURITY OWNERSHIP OF MANAGEMENT
TITLE OF CLASS: INFORMATION ANALYSIS INCORPORATED COMMON STOCK

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership		Percent Of Class
Sandor Rosenberg, Chairman, CEO, and Director	1,832,800		16.4
Richard S. DeRose, Executive Vice President	500,345	(3)	4.4
Stanley A. Reese, Senior Vice President	367,000	(4)	3.2
Charles A. May, Jr., Director	55,000	(5)	0.5
William H. Pickle, Director	-		-
Bonnie K. Wachtel, Director	183,800	(5)	1.6
James D. Wester, Director	139,797	(5)	1.2

All directors and executive officers as a group	2,423,892	(6)	25.9

(1)	All shares beneficially owned are held outright by the individuals listed, except for 1,048,737 shares of common stock owned by EssigPR Inc. that are reported under Joseph P. Daly.
(2)	The address of all management beneficial holders is in care of the Company, except Ms. Wachtel, whose address of record is 1101 14th St. NW, Washington, DC 20001.
(3)	Includes 285,000 shares issuable upon the exercise of options to purchase common stock.
(4)	Includes 345,000 shares issuable upon the exercise of options to purchase common stock.
(5)	Includes 15,000 shares issuable upon the exercise of options to purchase common stock.
(6)	Includes 675,000 shares issuable upon the exercise of options to purchase common stock.

MANAGEMENT

The Board of Directors

Our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors.  All Directors are elected at each annual meeting of shareholders to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.  Our Board of Directors currently consists of five (5) members.

Our Board of Directors voted to nominate Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the Annual Meeting to serve until the 2016 Annual Meeting of Shareholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past ten (10) years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name of Nominee	Age	Director Since	Position with the Company
Charles A. May, Jr.	77	1997	Director
Sandor Rosenberg	68	1979	Chairman of the Board, Chief Executive Officer and President
William H. Pickle	65	2015	Director
Bonnie K. Wachtel	59	1992	Director
James D. Wester	76	1985	Director

Charles A. May, Jr., 77, is a consultant focusing on national security and strategic business planning issues.  In 1992, he retired as a Lt. General from the Air Force where he last served as Assistant Vice Chief of Staff, Headquarters US Air Force, Washington, D.C.  He is a graduate of the U.S. Air Force Academy, where he once served as an Associate Professor of Political Science.  General May has also graduated from the NATO Defense College, has a Master’s degree in International Relations from Columbia University, and has completed the course work toward a Ph.D., and has completed the University of Pittsburgh’s Management Program for Executives.

General May brings a world of experience relating to strategic planning, the government as a customer, assessment of trends in national security, accountability, and stability to our Board.

William H. Pickle, 65, is a government affairs/business development consultant with over 30 years of experience at senior levels within the federal government.   He was appointed to the Company’s Board of Directors as an additional director effective January 2, 2015, by unanimous consent of the existing directors.

Most recently, Mr. Pickle served as the 37th Sergeant at Arms (SAA) of the United States Senate. Mr. Pickle was nominated for this senior position by Senate Majority Leader Bill Frist and elected by the Senate in March, 2003. He was re-elected in January, 2005. In this position, Mr. Pickle served as the Senate's Chief Operating Officer, Chief of Protocol, Chief of Security; and managed over 950 Senate employees and an annual budget exceeding $200 million. As SAA, Mr. Pickle worked closely with Senators, Committees and senior Senate staff on a daily basis. In addition, as the SAA, he served as Chairman of the U.S. Capitol Police Board with direct oversight for a 2200 person police department with a budget of $300 million.

Prior to his Senate service, Mr. Pickle served in several Senior Executive Service (SES) positions within the Executive Branch. He was the first SES Director of the Transportation Security Administration where he assisted in the formation of the agency and the federalizing of the Denver International Airport in 2002. Prior to this position, he served as the Deputy Inspector General of the Department of Labor responsible for communications, evaluations, and legislative affairs.

The bulk of Mr. Pickle's career was spent with the United States Secret Service where he rose steadily through the ranks from Special Agent to Senior Executive. Mr. Pickle's strong legislative background was enhanced by his appointment as Executive Assistant Director responsible for the Congressional and Legislative Affairs program of the Secret Service. Mr. Pickle served in this position from 1991 to 1998. Mr. Pickle was responsible for numerous pieces of legislation that provided new authority and significant increases in appropriations to the Secret Service.

Mr. Pickle is a highly decorated Vietnam Veteran who served with the 1st Cavalry Division in 1968-69. Among his awards are the Bronze Star, Purple Heart, 7 Air Medals (2 for valor), 3 Army Commendation Medals, Vietnamese Cross of Gallantry, and the Combat Infantry Badge.

Mr. Pickle formerly served on the President's Medal of Valor Award Committee and currently serves on numerous University and Corporate Boards.  He is a former member of the 2004 Presidential Election Advisory Committee.

Sandor Rosenberg, 68, is the founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company since 1979, and President since 1998.  Mr. Rosenberg holds a B.S. degree in Aerospace Engineering from Rensselaer Polytechnic Institute, and has done graduate studies in Operations Research at George Washington University.

Mr. Rosenberg is IAI’s largest shareholder.  This entrepreneur has been guiding IAI through three decades.  Mr. Rosenberg has been involved in developing our core competencies.

Bonnie K. Wachtel, 59, is a principal of Wachtel & Co., Inc., a boutique investment firm based in Washington, D.C.  Ms. Wachtel has been a director of several local companies since joining her firm in 1984, and currently serves on the Board of VSE Corporation, a provider of engineering services to federal government clients, and ExOne Co., a global provider of 3D printing machines, products, and services to industrial clients. She is a former director of Integral Systems Inc., a provider of satellite related software.   Ms Wachtel holds B.A. and M.B.A. degrees from the University of Chicago and a J.D. from the University of Virginia. She is a Certified Financial Analyst.

Ms. Wachtel is a trusted resource in regard to business strategy, public markets, merger and acquisition opportunities, corporate governance, regulatory compliance, and risk management.  Given her background and occupation, she is qualified to be the audit committee’s financial expert.

James D. Wester, 76, was president of Results, Inc., a computer services marketing consulting firm, for more than 15 years.  Mr. Wester holds a B.M.E. degree from Auburn University and an M.B.A. from George Washington University.

Mr. Wester has a wealth of experience and knowledge as an entrepreneur and as a successful businessman.

Independence

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market:

Charles A. May, Jr.
William H. Pickle
Bonnie K. Wachtel
James D. Wester

There are no family relationships between any directors or executive officers of the Company.

Board Leadership Structure

IAI does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer (“CEO”) should be separate.  Currently, Sandor Rosenberg serves as Chairman and CEO, which the Board believes best serves the interest of the Company and its shareholders at this time.  Although the Board does not have a “lead” independent director, two of the Board’s committees – Audit and Compensation – are led by independent directors.

Board Role in Risk Oversight

Our Board receives regular communication from our management regarding areas of significant risk to us, including operational, strategic, legal and regulatory, and financial risks. Certain risks that are under the purview of a particular Committee are monitored by that Committee, which then reports to the full Board as appropriate.

Committees of the Board of Directors and Meetings

Meeting Attendance.  During the fiscal year ended December 31, 2014 there was one meeting of our Board of Directors.  All directors attended the meeting of the Board and of committees of the Board on which he or she served during fiscal 2014.  The Board undertook additional actions via unanimous consent.  The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our shareholders.  Sandor Rosenberg, Chairman of the Board, attended the 2014 annual meeting of our shareholders.

Audit Committee.  Our Audit Committee met one time during 2014.  This committee currently has two members, Bonnie K. Wachtel (Chairman) and Charles A. May, Jr.  Our Audit Committee has the authority to retain and terminate the services of our independent registered public accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.  All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by the NASDAQ Stock Market; as such standards apply specifically to members of audit committees. The Board has determined that Ms. Wachtel is our “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.  The current audit committee charter is available for viewing on our Web site at www.infoa.com on the Investors page under the Investor Relations heading.

Compensation Committee.  Our Compensation Committee met one time during 2014.  This committee currently has two members, Ms. Wachtel (Chairman) and Mr. May.  This committee does not operate under a charter. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success.  The Compensation Committee has the authority and responsibility for determining and recommending the compensation of our Executive Officers and Directors to the Board of Directors, and shall conduct its decision-making process with respect to that issue without the executive officers present. The Compensation Committee may consider the recommendations of executive officers when determining executive compensation.  Our committee has not engaged paid compensation consultants to provide advice or recommendations in the last fiscal year. All members of the Compensation Committee qualify as independent under the definition promulgated by the NASDAQ Stock Market.

Nominating Committee.  Our Board of Directors does not have a separate Nominating Committee.  Since our Board consists of only five directors, we feel it is small enough to carry out the Nominating Committee functions as a Board.  These functions include making determinations as to the size and composition of the Board and its committees and to evaluate and make recommendations as to potential candidates.  All members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market except for Mr. Rosenberg. The Board may consider candidates recommended by shareholders as well as from other sources such as directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2016 Annual Meeting of Shareholders, it must follow the procedures described in “Shareholder Proposals and Nominations for Director.”

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at (703) 383-3000. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to:

Board of Directors of Information Analysis Incorporated
ATTN:  (Chairman of the Board/Board member name)
11240 Waples Mill Road, Suite 201
Fairfax, Virginia  22030

Shareholder communications addressed to the Board, but not addressed to a specific Board member, will be relayed to the Chairman of the Board, and from there will be distributed to the Chairperson of the committee that oversees the subject matter of the communication.

Compensation of Directors

The Company pays each non-employee director an annual fee of $2,000 to serve on the Board, payable quarterly.  Expenses incurred in attending Board of Director meetings and committee meetings may be reimbursed.  The following Table describes all compensation for each director for the year ended December 31, 2014.

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-equity incentive plan compensation ($) (e)	Nonqualified deferred compensation ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Charles A. May, Jr.	2,000	--	--	--	--	--	2,000
Bonnie K. Wachtel	2,000	--	--	--	--	--	2,000
James D. Wester	2,000	--	--	--	--	--	2,000

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors.

Name	Age	Position

Richard S. DeRose	76	Executive Vice President, Secretary, and Chief Financial Officer

Stanley A. Reese	58	Senior Vice President and Chief Operating Officer

Richard S. DeRose, 76, has been Executive Vice President since 1991.  Prior to that, he served as the President and CEO of DHD Services, Inc., a company he founded, from 1979 until DHD’s acquisition by the Company in 1991.  Prior to DHD, Mr. DeRose held several management positions in the information technology and telecommunications industries at RCA, Burroughs, and MCI.  Mr. DeRose holds a B.S. degree in Science from the US Naval Academy and an M.S. degree in Computer Systems Management from the US Naval Postgraduate School, Monterey.

Stanley A. Reese, 58, joined the Company in 1993.  Mr. Reese has been Senior Vice President since 1997 and Chief Operating Officer since March 1999.  From 1992 to 1993, he served as Vice President, Technical Services at Tomco Systems, Inc.  Prior to Tomco Systems, he served as Senior Program manager at ICF Information Technology, Inc.  Mr. Reese has over 25 years of experience managing and marketing large scale mainframe and PC-based applications.  Mr. Reese holds a B.A. in History from George Mason University.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth individual compensation information for the Chief Executive Officer and the other executive officers serving as executive officers as of December 31, 2014 (collectively “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards1 ($)	All Other Compensation2 ($)	Total ($)
Sandor Rosenberg	2014	142,000	--	--	--	13,929	155,929
Chairman of the Board and Chief Executive Officer	2013	142,000	4,250	--	--	6,811	153,061
Richard S. DeRose	2014	70,000	--	--	--	9,982	79,982
Executive Vice President and Chief Financial Officer	2013	70,000	1,500	--	5,500	10,574	87,574
Stanley A. Reese	2014	140,000	--	--	--	23,515	163,515
Chief Operating Officer	2013	140,000	4,250	--	11,500	13,803	169,553

1Option Awards reported at aggregate grant date fair value. Fair value approximates maximum value. The assumptions used in calculating the value of Option Awards are detailed in the financial statement footnotes in our 2014 Annual Report on Form 10-K as filed with the SEC on March 20, 2015.

2References to All Other Compensation include employer matching contributions to each individual’s 401(k) defined contribution account under our company-wide 401(k) Pension and Profit Sharing Plan, routine payouts of excess vacation accruals, and employer payments for long-term care insurance under an executive carve-out.

Each named executive officer is a salaried employee, without any guaranteed incentives.  Bonuses and option awards are at the discretion of the Compensation Committee of the Board of Directors.  Executive officers are eligible to participate in the Information Analysis Incorporated 401(k) Pension and Profit Sharing Plan under the same terms and matching percentages as other salaried employees.  Vacation accruals in excess of defined limits are automatically paid out to all salaried employees annually, and may be paid other times upon request.  Executive officers receive a perquisite benefit of no-cash-value long-term care insurance paid by the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)
Richard S. DeRose	25,000			0.42	10/27/2015
Richard S. DeRose	90,000			0.52	06/23/2016
Richard S. DeRose	50,000			0.40	04/20/2017
Richard S. DeRose	20,000			0.17	01/28/2020
Richard S. DeRose	50,000			0.20	11/01/2020
Richard S. DeRose	25,000			0.16	02/12/2023
Richard S. DeRose	25,000			0.145	10/07/2023
Richard S. DeRose	--	25,000	1	0.145	10/07/2023
Stanley A. Reese	25,000			0.42	10/27/2015
Stanley A. Reese	100,000			0.40	04/20/2017
Stanley A. Reese	25,000			0.28	05/05/2018
Stanley A. Reese	20,000			0.17	01/28/2020
Stanley A. Reese	50,000			0.15	03/20/2022
Stanley A. Reese	100,000			0.16	02/12/2023
Stanley A. Reese	25,000			0.145	10/07/2023
Stanley A. Reese	--	25,000	1	0.145	10/07/2023

1Options awarded October 7, 2013, and vest October 7, 2015.

Equity Compensation Plan Information

The following table contains information regarding securities authorized and available for issuance under our equity compensation plans for certain employees, directors, and consultants, as of March 20, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,059,500	$0.28	775,000
Equity compensation plans not approved by security holders	--	--	--
Total	1,059,500	$0.28	775,000

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On June 18, 1997, the Company agreed in writing to provide to Richard S. DeRose, Executive Vice President, Chief Financial Officer, and Secretary, twelve months severance pay of his full-time base salary, payable in normal payroll increments, in the event of the termination of his employment other than for cause.  In the event of a change of control or the sale or transfer of substantially all of the Company’s assets, the Company agreed that in the event of Mr. DeRose’s termination, substantial reduction of duties, or requirement to be based at a location outside of a 30-mile radius of Fairfax, Virginia, he will receive a twelve month severance payment of base salary, payable in lump sum or monthly, at the Company’s discretion.  Had the event of termination or change-in-control occurred on December 31, 2014, Mr. DeRose’s compensation under the agreement would have been $130,000.

Retirement Plans

The Company has a Cash or Deferred Arrangement Agreement (CODA), which satisfies the requirements of section 401(k) of the Internal Revenue Code.  This defined contribution retirement plan covers substantially all employees.  Participants can elect to have up to the maximum percentage allowable of their salaries reduced and contributed to the plan.  The Company may make matching contributions equal to a discretionary percentage of the participants’ elective deferrals.  In 2014, the Company matched 25% of the first 6% of the participants’ elective deferrals.  The Company may also make additional contributions to all eligible employees at its discretion.  The Company did not make additional contributions during 2014.

Changes in Registrant’s Certifying Accountant.

None.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our independent registered public accountants on accounting and financial disclosure.

TRANSACTIONS WITH RELATED PERSONS

In the year ended December 31, 2014, there were no related party transactions subject to reporting herein.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NASDAQ stock market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board.  This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval.  The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of CohnReznick LLP  In fulfilling its responsibilities for the financial statements for fiscal year December 31, 2014, the Audit Committee took the following actions:

● Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014, with management and CohnReznick LLP, our independent auditors;

● Discussed with CohnReznick LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

● Received written disclosures and the letter from CohnReznick LLP, regarding its independence as required by Independence Standards Board Standard No. 1.  The Audit Committee further discussed with CohnReznick LLP, their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and CohnReznick LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Members of the Information Analysis Incorporated Audit Committee
Bonnie K. Wachtel
Charles A. May, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities are registered.  Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, there were no officers, Directors and 10% beneficial owners who failed to file on a timely basis the forms required under Section 16(a) of the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors nominated Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester for election at the Annual Meeting.  If they are elected, they will serve on our Board of Directors until the 2016 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester.  In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place.  We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

All nominees are currently Directors of the Company and have served continuously since the dates of their elections or appointments as shown on page 5.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of Charles A. May, Jr., William H. Pickle, Sandor Rosenberg, Bonnie K. Wachtel and James D. Wester As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Shareholder Has Indicated Otherwise On The Proxy.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the compensation of the Named Executive Officers, as described in detail under the Executive Compensation of this Proxy Statement.

The Company’s Board of Directors and management believe that the most effective executive compensation program is one that is designed to align the interests of executive officers with those of the shareholders and enhance the stability of the Company by rewarding performance above established goals. The Company’s compensation programs are designed to attract and retain high quality executive officers that are critical to long-term success.

This proposal gives you, as a shareholder of the Company, the opportunity to approve, on a non-binding advisory basis, the Company’s overall executive compensation of the Named Executive Officers as disclosed in this Proxy Statement. Accordingly, you may vote on the following resolution:

            “RESOLVED, that the shareholders approve the compensation of Company's Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the compensation tables and related discussion).”

The Board of Directors and the Compensation Committee value the opinions of shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the Company’s executive compensation for Named Executive Officers.

PROPOSAL 3

FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from shareholders to approve the frequency of advisory shareholder votes on the compensation of the Named Executive Officers, once every one (1) year. Pursuant to Section 14A of the Exchange Act, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation once every one, two, or three years.

After careful consideration of this proposal, the Board of Directors has determined that an advisory vote on the compensation of Named Executive Officers that occurs every one (1) year is the most appropriate alternative for the Company. Our executive compensation program is designed with a focus on long-term shareholder value creation. The Board of Directors intends that the program be responsive to shareholders interests, while allowing the performance of the program to be sufficiently evaluated.

 You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. Although the advisory vote is non-binding, our Board of Directors values the opinions of our shareholders and will consider the outcome of the vote when determining the frequency of advisory votes on the compensation of our Named Executive Officers. However, because this vote is advisory and not binding on the Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on the compensation of our Named Executive Officers more or less frequently than the option approved by our shareholders. A frequency vote similar to this will occur at least once every six years. Shareholders should note that they are being asked to indicate how often they want future votes to occur, and are not engaging in an up or down vote on the Board’s recommendation.

The Board of Directors recommends a vote ‘‘FOR’’ the option of ‘‘one (1) year’’ as the frequency with which shareholders are provided an advisory vote on executive compensation.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed CohnReznick LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2015. The Board proposes that the shareholders ratify this appointment. CohnReznick LLP, audited our financial statements for the fiscal year ended December 31, 2014.  We expect that representatives of CohnReznick LLP, will not be present at the meeting, will therefore be unable to make a statement, and will not be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by CohnReznick LLP and Reznick Group, P.C., for the audits of the Company's annual financial statements for the years ended December 31, 2014 and 2013, respectively, and fees billed for other services rendered by our principal accountants during those periods.

Fee Category	2014 Fees	2013 Fees
Audit Fees
CohnReznick LLP	$71,500	$71,500
Reznick Group, P.C.
Audit-Related Fees	--	--
Tax Fees	4,520	4,100
All Other Fees
S-8 review	--	2,750
Total Fees and Services	$76,020	$78,350

The Audit Committee directly engages the Independent Registered Public Accountants as it relates to the audit of the Company’s fiscal year and the reviews of its fiscal quarters and the associated fees.  In accordance with its written charter, our Audit Committee pre-approves all audit and permissible non-audit services, including the scope of contemplated services and the related fees, that are to be performed by CohnReznick LLP, our independent registered public accounting firm, subject to the de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee's pre-approval of non-audit services involves consideration of the impact of providing such services on CohnReznick LLP's independence.  All 2014 and 2013 non-audit services were pre-approved by the Audit Committee.

Although stockholder approval of the Board of Directors' selection of CohnReznick LLP is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

In the event the shareholders do not ratify the appointment of CohnReznick LLP, as our independent registered public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent registered public accountants.

The Board of Directors recommends a vote “FOR” the ratification of CohnReznick LLP as the independent registered public accountants, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our Web site at www.infoa.com under the Investor Relations section of the Company Profile and will be made available to shareholders without charge, upon request, in writing to the Corporate Secretary at Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Shareholders to be held in 2016, shareholder proposals must be received no later than November 27, 2015, which is 120 days prior to the anniversary date of the mailing of this proxy statement.  If we do not receive notice of any matter to be considered for presentation at the Annual Meeting, although not included in the proxy statement, by February 28, 2016, management proxies may confer discretionary authority to vote on the matters presented at the Annual Meeting by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act.  All stockholder proposals should be marked for the attention of Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

Fairfax, Virginia
March 26, 2015

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.infoa.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Richard S. DeRose, Secretary, Information Analysis Incorporated, 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sandor Rosenberg, President and Chief Executive Officer, and attested to by Richard S. DeRose, Secretary, this 26th day of March, 2015.

INFORMATION ANALYSIS INCORPORATED

By:	/s/ Sandor Rosenberg
Sandor Rosenberg
President and Chief Executive Officer

ATTEST:

/s/ Richard S. DeRose
Richard S. DeRose
Secretary

INFORMATION ANALYSIS INCORPORATED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS – MAY 5, 2015 AT 10:00 AM
CONTROL ID:
REQUEST ID:

The undersigned shareholder of Information Analysis Incorporated hereby appoints Richard S. DeRose proxy with full power of substitution to act for and on behalf of the undersigned and to vote all stock outstanding in the name of the undersigned as of the close of business on February 28, 2015, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (“Meeting”) to be held Tuesday, May 5, 2015, at our Corporate Headquarters located at 11240 Waples Mill Road, Suite 201, Fairfax, Virginia 22030, commencing at 10:00 a.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/IAIC
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE SHAREHOLDERS OF INFORMATION ANALYSIS INCORPORATED			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Elect five directors of the Company to hold office until their respective successors shall have been duly elected and qualified:		☐	☐
	Charles A. May, Jr.				☐
	William H. Pickle				☐	CONTROL ID:
	Sandor Rosenberg				☐	REQUEST ID:
	Bonnie K. Wachtel				☐
	James D. Wester				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approve, on a non-binding advisory basis, the Company’s executive compensation, as described in the Proxy Statement.		☐	☐	☐

Proposal 3		à	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
	Approve, on a non-binding advisory basis, the frequency for holding an advisory vote on the Company’s executive compensation.		☐	☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	Ratification of CohnReznick LLP as independent registered public accountants.		☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	Transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 4, AND “1 YEAR” FOR PROPOSAL 3.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2015

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)